EX-99.906CERT


                                  CERTIFICATION

         Anthony Ghoston, President, and Freddie Jacobs, Jr., Chief Financial Officer and Treasurer of Unified Series Trust (the "Registrant"), each certify to the best of his or her knowledge that:

         1. The Registrant's periodic report on Form N-CSR for the period ended November 30, 2005 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                            Chief Financial Officer and Treasurer
Unified Series Trust                 Unified Series Trust


/s/ Anthony Ghoston                  /s/ Freddie Jacobs, Jr.
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Anthony Ghoston                      Freddie Jacobs, Jr.

Date: 2/6/06                         Date: 2/6/06
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A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Unified Series Trust and will be retained by Unified Series Trust and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.